Exhibit 10.57

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of March 25, 2004 between STAR SCIENTIFIC, INC., a Delaware corporation (the “Company”), and MANCHESTER SECURITIES CORP., a New York corporation (the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debentures.

W I T N E S S E T H:

WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser wishes to purchase from the Company: (i) an aggregate of $9 million in principal amount of the Company’s 8% Senior Convertible Debentures, due March 25, 2006, in the form attached hereto as Exhibit A (the “Debentures”) on the terms and conditions set forth herein; and (ii) warrants (the “Warrants”) to purchase 502,681 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in the form attached hereto as Exhibit B;

WHEREAS, the Debentures will be convertible into shares of Common Stock (“Common Shares”) pursuant to the term thereof and the Warrants will be exercisable for shares of Common Stock (“Warrant Shares”) pursuant to the terms thereof, and the Purchaser will have registration rights with respect to the Common Shares and Warrant Shares pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company, the other holders of Debentures and the Purchaser substantially in the form of Exhibit C hereto (“Registration Rights Agreement”);

WHEREAS, the Company’s obligations under the Debentures will be secured by a perfected first lien on all finished product inventory and accounts receivable of the Company and its subsidiaries, pursuant to the terms of a security agreement (the “Security Agreement”) by and among the Company, the Subsidiaries (as defined below) the Purchaser, the other holders of Debentures and Manchester Securities Corp. as Collateral Agent, substantially in the form of Exhibit D;

WHEREAS, pursuant to the Guaranty in favor of the Purchaser dated as the date hereof in the form and substance of Exhibit E hereto (the “Guaranty”), the Company’s subsidiary, Star Tobacco, Inc., a Virginia corporation, will guaranty the Company’s obligations under this Agreement, the Securities Agreement and the Debentures;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Debentures and Warrants

Section 1.1 Issuance of Debentures; Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (a) $9 million principal amount of Debentures and (b) Warrants to purchase 502,681 shares of Common Stock.

Section 1.2 Purchase Price. The purchase price for the Debentures and Warrants to be acquired by the Purchaser (the “Purchase Price”) shall be the Purchase Price set forth on the signature page hereto.

Section 1.3 The Closing.

(a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Debentures and Warrants shall take place at a closing (the “Closing”), on or about the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”).

(b) Form of Payment and Closing. On the Closing Date, the Company shall deliver to the Purchaser all of the Debentures and Warrants purchased by it hereunder, each issued in the name of the Purchaser. The Debentures and Warrants shall be issued in accordance with the number and denomination of Debentures and Warrants requested by the Purchaser. On the Closing Date the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. Subject to the payment of the Purchase Price in accordance with this Agreement, the Debentures and Warrants will be fully paid for by the Purchaser as of the Closing Date.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries (defined as an entity which the Company has at least a 50% ownership interest in and control) other than the subsidiaries listed on Schedule 2.1(a) attached hereto (“Subsidiaries”). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures, the Warrants, the Security Agreement, the Subordination Agreement (as defined below) and the Registration Rights Agreement (the “Transaction Documents”) and to issue the Debentures in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including the issuance of the Debentures, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been, or at the Closing will be, duly executed and delivered by the Company, (iv) assuming they have been duly executed and delivered by the Purchaser the Transaction Documents constitute, or at the Closing will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Debentures and Warrants and the Common Shares and Warrant Shares issuable upon the conversion and/or exercise thereof have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, the Debentures will be validly issued and free and clear of any and all liens, claims and encumbrances for claims of the Company.

(c) Capitalization. Except as set forth on Schedule 2.1(c), as of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 59,719,480 shares are issued and outstanding, 5,613,512 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 100,000 shares of preferred stock, of which as of the date hereof no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as described in this Section 2.1(c) or disclosed in Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”) (except the Registration Rights Agreement), (iv) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Debentures, the Warrants or the Option as described in this Agreement and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company disclosed in its SEC Documents or has furnished to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

(d) Issuance of Shares. Upon issuance in accordance with this Agreement and the terms of the Debentures and Warrants, the Common Shares and Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the Debentures and Warrants have been transferred and other than any taxes due because of actions by Purchaser), liens and charges with respect to the issue thereof and, subject to applicable securities laws (i) the Common Shares and Warrant Shares will be entitled to be traded on the Principal Market (as defined below) or the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market (each “an Approved Market”), and (ii) the holders of such Common Shares or Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

(e) No Conflicts. Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Debentures and Warrants, and the Common Shares and Warrant Shares will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (“Principal Market”) or other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 2.1(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (x), (y) or (z)) would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Debentures, the Warrants and the Common Shares and Warrant Shares, in accordance with the terms hereof or thereof. Except as disclosed in Schedule 2.1(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market.

(f) SEC Documents; Financial Statements. Since January 1, 2003, the Company as well as its majority owned Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Purchaser or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The last draft Report on Form 10-K for the year ended December 31, 2003 (the “Company’s 10-K”) provided by the Company to Purchaser prior to the date hereof, will not differ in any material respect from the final report to be filed with the SEC and such report does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(g) Absence of Certain Changes. Except as disclosed in Schedule 2.1(g), the Company’s 10-K or the SEC Documents filed at least thirty (30) days prior to the date hereof, since September 30, 2003 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(h) Absence of Litigation. To the Company’s knowledge, there are no material pending or threatened legal proceedings, other than routine litigation incidential to the Company’s business, to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject, (i) except as set forth in SEC Documents which were filed at least 10 days before the date hereof, (ii) except as set forth in the Company’s 10-K, and (iii) except which individually and in the aggregate, respectively, would not be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

(i) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(j) No Integrated Offering. Except as set forth in Schedule 2.1(j), neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Debentures and Warrants to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market (as defined below), nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Debentures to be integrated with other offerings.

(k) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.

(l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably expect to have a Material Adverse Effect. Except as set forth on Schedule 2.1(l) or in the Company’s 10-K, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, except as would not be reasonably expected to have a Material Adverse Effect. The Company and its

Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in the ordinary course of business as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(n) or such as do not materially interfere with the use of such property by the Company or any of its Subsidiaries in the ordinary course of business as currently conducted. Any material real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries in the ordinary course of business as currently conducted.

(o) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except as would reasonably be expected to have a Material Adverse Effect.

(p) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) Foreign Corrupt Practices Act. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(r) Tax Status. Except as set forth in the Company’s 10-K, the Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (i) has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

(s) Certain Transactions. Except as set forth on Schedule 2.1(s), the Company 10-K, or the SEC Documents filed on EDGAR at least thirty (30) Trading Days prior to the date hereof and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.1(c) or the Company’s 10-K, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

(t) Dilutive Effect. The Company understands and acknowledges that the number of Common Shares issuable upon conversion of Debentures and Warrant Shares issuable upon exercise of the Warrants, pursuant to the Debentures and Warrants purchased pursuant to this Agreement will increase in certain circumstances.

(u) Application of Takeover Protections. There are no anti-takeover provisions contained in the Company’s Certificate of Incorporation or otherwise which will or would reasonably be expected to be triggered as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and the Purchaser’s ownership of the Common Shares.

(v) Rights Plan. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(w) Obligations. Except to the extent (if any) specifically set forth in the Transaction Documents, the Company’s obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

(x) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder.

(y) No MFN or Variable Rate Transactions. The Company has no outstanding securities or other instruments issued pursuant to any MFN or Variable Rate Transaction.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, on or subsequent to the Closing Date (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

(z) Indebtedness.

Except as disclosed in in the Company’s 10-K, neither the Company nor any of its Subsidiaries has any outstanding Indebtedness (as defined below). For purposes of this Agreement: (i) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (ii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(aa) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(bb) Investment Company Status. The Company is not, and immediately after receipt of payment for the Debentures issued under this Agreement will not be, and “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(cc) Listing and Maintenance Requirements. Since January 1, 2003, the Company has been in compliance with all listing and maintenance requirements for the Principal Market except, in each case, as could not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2003, the Company has not received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(dd) Stabilization. Neither the Company nor any of its affiliates has, directly or indirectly, bid for, purchased, or attempted to induce any person to bid for or purchase, any shares of Common Stock, or any securities exchangeable or convertible therefor, during the period of ten (10) business days ending on and including the date of this Agreement.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act and is able to bear the risk of its investment in Debentures, Warrants, Common Shares and Warrant Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Debentures, the Warrants, Common Shares and Warrant Shares.

(b) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Debentures, the Warrants, Warrant Shares and Common Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the

Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2.1 above. The Purchaser understands that its purchase of the Debentures and Common Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debentures and Common Shares.

(c) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Debentures and Common Shares or the fairness or suitability of the investment in the Debentures, Warrants, Warrant Shares and Common Shares nor have such authorities passed upon or endorsed the merits thereof.

(d) Legends. The Company shall issue the Debentures and Warrants and certificates for the Common Shares and Warrant Shares to the Purchaser without any legend except as described in Article VI below. The Purchaser covenants that, in connection with any transfer of Common Shares by the Purchaser pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

(e) Authorization; Enforcement. Each of this Agreement, the Security Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Security Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(f) Residency. The Purchaser is a resident of the State of New York.

(g) No Conflicts. The execution, delivery and performance of this Agreement, the Security Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

(h) Purchase Representation. The Purchaser is purchasing the Debentures and the Warrants for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that neither the

Debentures, the Warrants nor the shares of Common Stock issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company, in issuing the Debentures and Warrants, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(i) Rule 144. The Purchaser understands that there is no public trading market for the Debentures or Warrants, that none is expected to develop, and that the Debentures and Warrants must be held indefinitely unless and until such Debentures, Warrants or Common Shares or Warrant Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(j) Brokers. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(k) Reliance by the Company. The Purchaser understands that the Debentures and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Debentures and Warrants and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

(l) Stabilization. Neither the Purchaser nor any of its affiliates has, directly or indirectly, offered, sold, or attempted to induce any person to offer or sell, any shares of Common Stock, or any securities exchangeable or convertible therefor, during the period of ten (10) business days ending on and including the date of this Agreement.

(m) Except as set forth in Section 2.1 of this Agreement and as contained in the Company’s 10-K, the Purchaser is not relying on any information provided by, or representations or warranties made by, the Company or its Subsidiaries or their respective directors, officers, employees or representatives.

ARTICLE III

Covenants

Section 3.1 Registration and Listing; Effective Registration. Until such time as no Debentures are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Approved

Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Debentures or Warrants are outstanding.

Section 3.2 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debentures, the Warrants and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures, the Warrants and the Common Shares and Warrant Shares issuable upon conversion or exercise thereof.

Section 3.3 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided generally to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

Section 3.4 Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Debentures and Warrants, shall be used only for acquisitions and general corporate purposes, including working capital and payment of the MSA escrow funding.

Section 3.5 Reservation of Shares; Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures and the exercise of all Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and exercise of the then outstanding Warrants, the Company will take such corporate action as may be necessary to expeditiously increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval and taking the actions described in the Debentures. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and exercise of the Warrants, such number of authorized but unissued shares of Common Stock that is at least equal to 150% of the number of Common Shares issuable upon conversion of all Debentures and 100% of the number of Warrant Shares issuable upon exercise of all the Warrants, computed as if all Debentures are convertible at the Conversion Price (as defined in the Debentures) and as if all Warrants are exercisable at the Exercise Price (as defined in the Warrants), without regard to any limitations on beneficial ownership contained therein.

Section 3.6 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

Section 3.7 Blue Sky Laws. The Company shall take such actions as it reasonably determines are required to comply with all “blue sky” laws applicable to the sale of the Debentures and Warrants hereunder; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is no so subject.

Section 3.8 Publicity. The Company shall, immediately upon the Closing: (i) issue a press release with respect to such transactions, in the form of the press release attached as Exhibit F hereto and (ii) file the Company’s 10-K with the SEC, which shall describe the sale of the Debenture and Warrants and which shall include the Transaction Documents as exhibits.

Section 3.9 Shareholder Rights Plan. None of the acquisitions of the Debentures or Warrants or Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures will in any event under any circumstances trigger the “poison pill” provisions of any stockholders’ rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

Section 3.10 Financial Information. The Company agrees to send the following to the Purchaser for so long as any Debentures or Warrants are outstanding copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

Section 3.11 Transactions With Affiliates. The Company agrees that any transaction or arrangement (i) between it and any of its Subsidiaries, (ii) between any of its Subsidiaries, and (iii) between it or any of its Subsidiaries and any affiliate or employee of the Company shall be effected on an arms’ length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company’s outside directors.

Section 3.12 Transfer of Assets; Subsidiaries.

(a) While any of the Debentures remain outstanding, without the prior written consent of the Purchaser (which may be withheld in the Purchaser’s sole discretion), neither the Company nor any of the Subsidiaries shall sell, offer to sell, or otherwise transfer, dispose of or encumber any material portion of their respective assets other than for fair value as determined by the Company’s Board of Directors in its business judgment or in the ordinary course of business.

(b) While any of the Debentures remains outstanding, neither the Company nor any Subsidiary will transfer any assets consisting of inventory or accounts receivable to any Subsidiary unless such Subsidiary: (i) is a party to the Security Agreement and (ii) shall have issued a guaranty in favor of the holders of Debentures substantially in the form of the Guaranty.

Section 3.13 Indebtedness and Liens.

(a) Incurrence of Indebtedness. So long as the Debentures are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Debenture and the other Debentures, (ii) Permitted Indebtedness and (iii) Permitted Subordinated Indebtedness.

(b) Existence of Liens. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries other than Permitted Liens.

“Permitted Indebtedness” means Indebtedness of the Company and the Subsidiaries (A) in an amount not to exceed at any one time $55.2 million in the aggregate, which Permitted Indebtedness is (i) incurred in connection with Purchase Money Indebtedness, (ii) incurred in connection with the purchase or sale of a business or assets not for purposes of incurrence of Indebtedness, (iii) obligations to trade creditors incurred in the ordinary course of business, (iv) obligations with respect to customary provisions regarding post-closing purchase price adjustments and indemnification in agreements for the purchase or sale of a business or assets, (v) a bona fide capitalized lease obligation, (vi) otherwise incurred or assumed in the ordinary course of business, (vi) owed to Brown and Williamson, as described in the Company’s 10-K, or (vii) a guarantee of any Indebtedness set forth in the items referred to in the foregoing clauses (i)-(vi) or (B) incurred and maintained among the Company and its Subsidiaries provided that the funds represented by such Indebtedness were not obtained in a manner that would violate any of the foregoing clauses (A)(i)-(vii).

“Permitted Liens” means (i) any lien for taxes not yet due or delinquent or is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally acceptable accounting principles in the United States applied on a consistent basis, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent or is being contested in good faith by appropriate proceedings, (iii) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or is being contested in good faith by appropriate proceedings, (iv) deposits, pledges or liens securing (A) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations not past due or delinquent, (v) restrictions on the use of property and minor irregularities in the title thereto which do not (A) secure obligations for borrowed money or (B) materially impair the value of such property or its use in the ordinary course of business, (vi) the liens in certain assets granted to Brown & Williamson Tobacco Corporation (“Brown & Williamson”) pursuant to either the Restated Security Agreement, dated as of August 21, 2000 by and between the Company and Brown and Williamson or the Security Agreement, dated as of August 21, 2000, between Star Tobacco, Inc. and Brown and Williamson, (vii) any lien in support of Purchase Money Indebtedness, (viii) any lien in support of Indebtedness permitted under clause (A)(v) of the definition of “Permitted

Indebtedness”, including any guarantee of such Indebtedness, and (ix) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens would not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(a) of the Purchase Agreement).

“Permitted Subordinated Indebtedness” means Indebtedness of the Company, and not any Subsidiary, that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Debenture and the other Debentures on terms and pursuant to an agreement reasonably satisfactory to the Purchaser.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Subsidiary incurred solely for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of any such Indebtedness does not exceed the lesser of the fair market value of such property, as determined in the good faith judgment of the Board of Directors of the Company, or a duly authorized officer or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

Section 3.14 Dividends; Stock Repurchases. So long as any Debentures remain outstanding, the Company will not declare any dividends on any shares of any class of its capital stock (other than dividends consisting solely of Common Stock or rights to purchase Common Stock of the Company), or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock, except that the Company may declare and pay cash dividends on its Common Stock from the proceeds of its settlement with, or judgment against, R.J. Reynolds, for patent infringement; provided that: (i) immediately following such dividend, the Company shall retain $25 million in cash on hand; and (ii) holders of the Debentures shall be distributed a pro rata portion of such dividend on an “as converted” basis.

Section 3.15 Corporate Existence. So long as any Debentures or Warrants remain outstanding, the Company and each Subsidiary will maintain its corporate existence in good standing and remain qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure to maintain such qualifications would not reasonably be expected to have a Material Adverse Effect.

Section 3.16 MFN and Variable Rate Transactions. So long as any Debentures or Warrants remain outstanding, the Company will not engage in any MFN Transactions or Variable Rate Transactions.

Section 3.17 Settlement Amount Payment. In the event that, pursuant to the terms of the Master Settlement Agreement involving 46 State Attorneys General and more fully described in the Company’s Report on Form 10K/A for the year ended December 31, 2002 (the “Master Settlement Agreement”), the Company must deposit amounts in escrow in excess of $10 million in 2004 for 2003 sales (the “Escrow Limit”), then the Company shall, within 90 days of the

Escrow Limit being exceeded, effect a private placement of equity securities yielding net proceeds at least equal to the amount by which escrow deposits required by the Master Settlement Agreement exceeded the Escrow Limit.

Section 3.18 Purchaser Undertaking in Connection with Legend Removal. Purchaser shall not sell, transfer, assign, hypothecate or pledge in any way any Common Shares or Warrant Shares issued without a Securities Legend in accordance with Article V except for sales (A) in accordance with the terms of the Plan of Distribution section of the prospectus contained in the Registration Statement and in compliance with prospectus delivery requirements or (B) in compliance with the requirements of Rule 144 under the 1933 Act. Purchaser further undertakes to indemnify the Company against any loss, cost or expense, including reasonable legal fees, incurred as a result of such legend removal on Purchaser’s behalf.

Section 3.19 Subordination Agreement. The Company covenants to comply with its obligations under the Subordination Agreement.

ARTICLE IV

Conditions to Closings

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including payment of the Purchase Price to the Company as provided herein.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase. The obligation hereunder of the Purchaser, to acquire and pay for the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of the Debentures and Warrants to the Purchaser.

(c) Nasdaq Trading. From the date hereof to the Closing Date, trading in the Company’s Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the Principal Market or another Approved Market.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents. The Nasdaq shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

(e) Opinion of Counsel. At the Closing, the Purchaser shall have received an opinion of counsel to the Company in the form attached hereto as Exhibit G and such other opinions, certificates and documents as the Purchaser or their counsel shall reasonably require incident to the Closing.

(f) Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit C attached hereto.

(g) Security Agreement. The Company, the Subsidiaries, the Purchaser and the Collateral Agent shall have executed and delivered the Security Agreement in the form and substance of Exhibit D attached hereto.

(h) Financing Statements. The Company and the Subsidiaries shall have executed and delivered UCC-1 Financing Statements pertaining to the Security Agreement.

(i) Subordination Agreement. The Purchaser and Jonnie Williams shall have executed and delivered the Subordination Agreement in the form and substance of Exhibit H attached hereto.

(j) Officer’s Certificates. The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser’s counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

(k) Subsidiary Guarantee. The Subsidiary shall have executed and delivered the Guaranty in the form and substance of Exhibit E attached hereto.

ARTICLE V

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue one or more Debentures and Warrants in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. Each Debenture and Warrant, and any certificate representing Common Shares or Warrant Shares issued upon conversion or exercise thereof prior to such Common Shares being registered under the 1933 Act for resale or available for resale under Rule 144(k) under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THESE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO RIGHTS AND OBLIGATIONS AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 25, 2004, AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 25, 2004, IN EACH CASE AMONG STAR SCIENTIFIC, INC. AND CERTAIN OTHER PARTIES THERETO AS SUCH MAY BE AMENDED FROM TIME TO TIME.

In addition, any Debenture issued shall also be stamped or otherwise imprinted with a legend in substantially the following form:

THIS DEBT INSTRUMENT IS BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” ) (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATED INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). THE HOLDER MAY OBTAIN THE “ISSUE PRICE,” THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE,” THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY’S CHIEF FINANCIAL OFFICER, 801 LIBERTY WAY, CHESTER, VA 23836, (804) 530-0535.

The Company agrees to issue Common Shares or Warrant Shares issued upon conversion of Debentures or exercise of Warrants, without the first legend set forth above with respect to the Securities Act (the “Securities Legend”), at such time as (i) the holder thereof is permitted to dispose of such Common Shares or Warrant Shares issuable upon conversion of the Debentures or exercise of the Warrants pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities have been registered under the 1933 Act, subject to the undertaking in Section 3.18 above by the Purchaser; provided that in the case of clause (i) or (ii) the Company also agrees, upon request of the Purchaser to reissue Common Shares or Warrant Shares without the legend set forth above with respect to rights and obligations under this Agreement and the Registration Rights Agreement (the “Rights and Obligations Legend” and, together with the Securities Legend, the “Stock Legends”).

Upon the Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares or Warrant Shares without such Securities Legend. Any Common Shares or Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any Securities Legends. Notwithstanding the removal of such Securities Legend, the Purchaser agrees to comply with Section 3.18.

Subject to Section 3.18, nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement, may be terminated by action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated by the second business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

ARTICLE VII

Indemnification

Section 7.1 Indemnification by the Company. In consideration of the Purchaser’s execution and delivery of the this Agreement, the Security Agreement and the Registration Rights Agreement and acquiring the Debentures and Warrants hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, ©)

any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures and Warrants and (d) the enforcement of this Section. Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Purchaser Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law. Nothwithstanding the foregoing, to the extent this Section overlaps with Section 6(a) of the Registration Rights Agreement, the amount of the Holder’s indemnification shall not exceed the limitation contained in such provision.

Section 7.2 Indemnification by Purchaser. In consideration of the Company’s execution and delivery of the this Agreement, the Security Agreement and the Registration Rights Agreement and acquiring the Debentures and Warrants hereunder and in addition to all of the Purchaser’s other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate or document contemplated hereby or thereby, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby. Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Company Indemnitee arising solely out of such Company Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law. Notwithstanding the foregoing, to the extent that this Section overlaps with Section 6(b) of the Registration Rights Agreement, the amount of the Holder’s indemnification shall not exceed the limitation contained in such provision.

Section 7.3 Procedure. Each party entitled to indemnification under this Article 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

ARTICLE VIII

Governing Law; Miscellaneous

Section 8.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

Section 8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 8.5 Entire Agreement; Amendments; Waivers.

(a) This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(b) The Purchaser may, as to itself only, at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchaser’s obligations to the Company under the Transaction Documents.

Section 8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Star Scientific, Inc.

801 Liberty Way

Chester, Virginia 23836

Telephone: (804) 530-0535

Facsimile:

Attention:

Chief Financial Officer

With a copy to:

Star Scientific, Inc.

7475 Wisconsin Ave.

Suite 850

Bethesda, Maryland 20814

Telephone: (301) 654-8300

Facsimile: (301) 654-9308

Attention: Robert Pokusa, Esq.

If to the Purchaser:

As set forth on the signature page hereto.

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or ©) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 8.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may assign some or all of its rights hereunder to any permitted assignee of the Debentures or Warrants or Common Shares or Warrant Shares to the extent such assignee signs a counterpart signature page to this Agreement or a joinder agreement, in form and substance satisfactory to the Company, assuming the obligations of Purchaser under this Agreement, including, without limitation, Section 3.18 hereof (in each case, a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, subject to Section 3.18, the Purchaser shall be entitled to pledge the Debentures or Warrants or Common Shares or Warrant Shares in connection with a bona fide margin account.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9 Survival. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.

Section 8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.12 Remedies. The Purchaser and each Permitted Assignee shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law. The Purchaser and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

Section 8.13 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser under the Transaction Documents or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 8.14 Days. Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.

Section 8.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company or applicable Subsidiary does not fully perform its respective related obligations within the periods therein provided, then the Purchaser in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 8.16 Fees and Expenses. On the Closing Date, the Company shall pay the legal fees and expenses of counsel of Purchaser reasonably incurred in connection with the preparation, execution, and delivery of the Transaction Documents, and performance of the Purchaser’s obligations hereunder up to a maximum amount of $25,000, provided that Purchaser shall promptly reimburse the Company for all expenses paid by the Company before on or after the date hereof, in the event the Closing has not occurred within two Business Days of the date hereof, unless the failure of the Closing to occur in that time is due to the failure of one or more conditions set forth in Section 5.2 to be satisfied.

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:		PURCHASER:

STAR SCIENTIFIC, INC.		MANCHESTER SECURITIES CORP.

By:	/s/ Paul L. Perito	By:	/s/ Elliot Greenberg
	Name: Paul L. Perito		Name: Elliot Greenberg
	Title: Chairman, President & C.O.O.		Title: Vice President

Notice Information:

Purchase Price: $9,000,000

List of Schedules

Schedule 2.1(a)	Subsidiaries
Schedule 2.1(c)	Capitalization
Schedule 2.1(e)	No Conflicts
Schedule 2.1(g)	Certain Changes
Schedule 2.1(j)	No Integrated Offering
Schedule 2.1(l)	Intellectual Property Rights
Schedule 2.1(n)	Title
Schedule 2.1(s)	Certain Transactions

List of Exhibits

EXHIBIT A	Form of Debenture
EXHIBIT B	Form of Warrant
EXHIBIT C	Registration Rights Agreement
EXHIBIT D	Security Agreement
EXHIBIT E	Guaranty
EXHIBIT F	Form of Press Release
EXHIBIT G	Opinion of Counsel
EXHIBIT H	Subordination Agreement